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                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 dated October 18, 2002) pertaining to the Psychiatric Solutions, Inc. 1997 Incentive and Nonqualified Stock Option Plan for Key Personnel of Psychiatric Solutions, Inc. of our report dated April 5, 2002, with respect to the consolidated financial statements of Psychiatric Solutions, Inc. for the year ended December 31, 2001 included in the Registration Statement on Form S-4 (No. 333-90372) of PMR Corporation, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP

October 17, 2002
Nashville, Tennessee